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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Comcast Corporation of our report dated March 25, 2002 relating to the combined financial statements of AT&T Broadband Group, which appears in the Current Report on Form 8-K/A of Comcast Corporation filed on December 16, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
January 28, 2003